Exhibit 99.14

     (Text of graph posted to Ashland Inc.'s website concerning APAC asphalt mix production in tons)


                          APAC Asphaltic Mix Production
                               (Thousands of Tons)

                        2000        2001         2002        2003        2004       2005

January                1,322         566        1,022         945         974      1,015
February               1,685       1,724        1,688       1,291       1,241      1,387
March                  2,179       1,785        1,927       1,838       2,215      1,322
April                  3,217       3,003        3,201       2,761       2,848      2,529
May                    3,253       4,795        4,381       3,866       4,059      3,964
June                   3,278       3,349        3,792       3,201       2,970      3,003
July                   3,936       3,651        3,370       3,387       3,178      2,992
August                 3,885       4,837        4,702       4,632       4,388      4,190
September              3,453       4,500        3,365       3,515       3,101      3,119
October                4,538       4,728        3,418       4,335       3,950      3,876
November               2,150       2,779        2,359       2,541       2,106      2,491
December               1,821       1,763        1,308       1,548       1,717      1,400

